UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 6, 2016

Date of Report (Date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 610-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 9, 2016, Model N, Inc. issued a press release announcing its financial results for the second quarter fiscal year 2016, which ended March 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2016, Mark Garrett provided notice of his intent to resign from our board of directors, effective May 17, 2016. Mr. Garrett’s decision to resign was not due to any disagreements with management. Effective May 17, 2016, our board of directors elected David Bonnette to serve as a member of the Audit Committee.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces Second Quarter of Fiscal Year 2016 Financial Results,” dated May 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ Mark Tisdel
Mark Tisdel
Senior Vice President and Chief Financial Officer

Date: May 9, 2016

Exhibit Index

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces Second Quarter of Fiscal Year 2016 Financial Results,” dated May 9, 2016.